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                                                                    Exhibit 23.2

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Coffee People, Inc. of our report dated August 16, 1996 relating to the consolidated financial statements of Gloria Jean's Inc., our report dated March 13, 1998 relating to the consolidated financial statements of Edglo Enterprises, Inc., and subsidiaries and our report dated January 30, 1998 relating to the financial statements of CP Old, Inc., which appear in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

                                          PRICE WATERHOUSE

Toronto, Ontario
April 23, 1998